EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements listed below of MGIC Investment Corporation of our report dated March 1, 2010 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
1.	Registration Statement on Form S-8 (Registration No. 33-79338)
2.	Registration Statement on Form S-8 (Registration No. 33-79340)
3.	Registration Statement on Form S-8 (Registration No. 33-92128)
4.	Registration Statement on Form S-8 (Registration No. 333-56350)
5.	Registration Statement on Form S-8 (Registration No. 333-56346)
6.	Registration Statement on Form S-8 (Registration No. 333-101621)
7.	Registration Statement on Form S-8 (Registration No. 333-123627)
8.	Registration Statement on Form S-8 (Registration No. 333-123777)
9.	Registration Statement on Form S-8 (Registration No. 333-157053)
10.	Registration Statement on Form S-3 (Registration No. 333-157691)

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Milwaukee, Wisconsin March 1, 2010